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                                                      REGISTRATION NO. 333-78955


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SOUTHDOWN, INC.
             (Exact name of registrant as specified in its charter)

     LOUISIANA                         3241                 72-0296500
     (State or other             (Primary Standard          (I.R.S. Employer
     jurisdiction of          Industrial Classification     Identification No.)
     incorporation or              Code Number)
     organization)

                          1200 SMITH STREET, SUITE 2400
                            HOUSTON, TEXAS 77002-4486
          (Address of Principal Executive Offices, including Zip Code)


 SOUTHDOWN, INC. 1991 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                               PATRICK S. BULLARD
              SENIOR VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                          1200 SMITH STREET, SUITE 2400
                            HOUSTON, TEXAS 77002-4486
                                 (713) 650-6200
            (Name, address and telephone number of agent for service)

                                 With a copy to:

                             R. DANIEL WITSCHEY, JR.
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER, PENNZOIL PLACE
                            711 LOUISIANA, SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                                 (713) 223-2900


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     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby withdraws from registration under this Registration Statement any and all shares of Common Stock, par value $1.25 per share, originally registered hereunder which have not been issued. The Southdown, Inc. 1991 Nonqualified Stock Option Plan for Non-Employee Directors, pursuant to which the shares would have been issued, has either expired by its respective terms or been terminated and no additional shares may be issued or sold under such plan.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of November, 2000.

                                           SOUTHDOWN, INC.


                                           /s/ Patrick S. Bullard
                                           ------------------------------------
                                           By:   Patrick S. Bullard
                                                 Senior Vice President - General
                                                  Counsel and Secretary

      Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.

Signature                              Capacity                                     Date
---------                              --------                                     ----
/s/ Clarence C. Comer*                 President and Chief Executive Officer        November 16, 2000
---------------------------            (Principal Executive Officer)
Clarence C. Comer


/s/ Dennis M. Thies*                   Executive Vice President - Finance and       November 16, 2000
---------------------------            Chief Financial Officer (Principal
Dennis M. Thies                        Financial Officer)


/s/ Ricardo Arredondo*                 Vice President and Controller (Principal     November 16, 2000
---------------------------            Accounting Officer)
Ricardo Arredondo

/s/ Andrew M. Miller*                  Director                                     November 16, 2000
---------------------------
Andrew M. Miller

/s/ Jill Simeone*                      Director                                     November 16, 2000
---------------------------
Jill Simeone

/s/ Jeffrey H. Smith*                  Director                                     November 16, 2000
---------------------------
Jeffrey H. Smith



* Signed by Patrick S. Bullard pursuant to Rule 478 under the Securities Act of 1933.